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                                 [LETTERHEAD]


                               January 14, 1999


Securities and Exchange Commission
Washington, DC 20549

Re:  Chantal Pharmaceutical Corporation
     File No. 22-2276346

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Chantal Pharmaceutical Corporation dated January 14, 1999, and agree with the statements contained therein.

                                    Very truly yours,

                                    /s/ SINGER, LEWAK GREENBAUM & GOLDSTEIN LLP
                                    -------------------------------------------
                                    SINGER, LEWAK GREENBAUM & GOLDSTEIN LLP